EXHIBIT 99.1


                   AMENDMENT NO. 1 TO CEO ENGAGEMENT AGREEMENT


            THIS AMENDMENT NO. 1 (this "AMENDMENT"), dated as of January 31, 2008, to that certain CEO Engagement Agreement, dated February 1, 2007 (the "EMPLOYMENT AGREEMENT"), by and between Financial Industries Corporation, a Texas corporation (hereinafter, together with its successors, referred to as the "COMPANY"), on the one hand, and William Prouty (hereinafter referred to as the "EXECUTIVE"), on the other hand.

            WHEREAS, pursuant to Section 13 of the Employment Agreement, the Company and the Executive may amend or modify the Employment Agreement in a written agreement; and

            WHEREAS, the Company desires to continue to engage Executive to act as Chief Executive Officer of the Company as set forth herein, and the Executive desires to accept such continued engagement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Executive hereby agree as follows:

      1. Amendment to Section 2. Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read:

                  "SECTION 2. Term of Engagement. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Engagement Period shall commence on February 1, 2007 and shall end on the earlier of (i) the consummation of a Change of Control Transaction, including without limitation the consummation of the merger pursuant to the Agreement and Plan of Merger, dated January 14, 2008, between Americo Life, Inc. and the Company, (ii) 5:00 p.m. on the 30th day following written notice to the Executive stating the Company's intention to terminate this Agreement (or such later date specified in such written notice) or (iii) 5:00 p.m. on December 31, 2008."

      2. Amendment to Section 4(e). Section 4(e) of the Employment Agreement is hereby amended to substitute "December 31, 2008", in place of "October 31, 2008".

      3. Confirmation. Except as expressly amended by this Amendment No. 1, the Employment Agreement shall remain in full force and effect.

      4. Instruments to Be Read Together. This Amendment No. 1 shall form a part of the Employment Agreement for all purposes and the Employment Agreement and this Amendment No. 1 shall henceforth be read together.

      5. Counterparts. This Amendment No. 1 may be executed by facsimile or delivered by electronic means and in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.



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            IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the date and year first above written.

                              FINANCIAL INDUSTRIES CORPORATION


                              By:  /s/ R. Keith Long
                                  ---------------------------------
                              Name:  Keith Long
                              Title: Chairman


                              EXECUTIVE:


                                /s/ William Prouty
                               ------------------------------------
                               William Prouty



















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